UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Strategic Education, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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STRATEGIC EDUCATION, INC.

2303 Dulles Station Boulevard

Herndon, Virginia 20171

(703) 561-1600

ADDITIONAL INFORMATION RELATED TO THE ANNUAL MEETING OF STOCKHOLDERS OF STRATEGIC EDUCATION, INC. TO BE HELD ON APRIL 28, 2020

The following Notice of Change of Location relates to the proxy statement of Strategic Education, Inc. (the “Company”) dated March 16, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2020

Dear Fellow Stockholder:

In light of the continued public health threat due to the coronavirus pandemic (COVID-19), and to support the health and well-being of our stockholders, directors, employees, and communities, NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Strategic Education, Inc. (the “Company”) will be held via webcast. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Tuesday, April 28, at 8:00 a.m., Eastern Time.

As described in our previously distributed proxy materials, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 28, 2020, the record date. Both stockholders of record and stockholders who hold their shares in “street name” will need to register to be able to attend the Annual Meeting by following the instructions below.

If you are a stockholder of record, you must:

•	Register at http://www.viewproxy.com/StrategicEducation/2020 by 11:59 p.m. (ET) on Thursday, April 23, 2020. You will need to enter your name, phone number, virtual control number (included on your proxy card or notice of internet availability) and email address as part of the registration process. After registering, you will receive an email confirming your registration as well as the password to attend the Annual Meeting.

•	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation, at http://www.viewproxy.com/StrategicEducation/2020/VM (you will need the virtual control number included on your proxy card or notice of internet availability).

If your shares are held in a “street name,” you must:

•	Obtain a legal proxy from your broker, bank or other nominee.

•	Register at http://www.viewproxy.com/StrategicEducation/2020 by 11:59 p.m. (ET) on Thursday, April 23, 2020. You will need to enter your name, phone number and email address, and provide a copy of the legal proxy (which may be uploaded to the registration website or sent via email to VirtualMeeting@viewproxy.com) as part of the registration process. After registering, you will receive an email confirming your registration, your virtual control number, as well as the password to attend the Annual Meeting. Please note that if you do not provide a copy of the legal proxy, you may still attend the Annual Meeting but you will not be able to vote shares electronically at the Annual Meeting.

•	On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the password you received via email in your registration confirmation at http://www.viewproxy.com/StrategicEducation/2020/VM (you will need the virtual control number assigned to you in your registration confirmation email).

Whether or not you intend to attend the virtual meeting, we encourage you to cast your vote over the Internet, by telephone, or by completing and returning the previously distributed proxy card or notice of internet availability before the meeting so that your shares will be represented and voted at the meeting even if you cannot attend the virtual meeting. If you wish to vote your shares electronically at the Annual Meeting, you will need to visit www.AALvote.com/STRA during the meeting and registered holders will need the virtual control number included on the proxy card or notice of internet availability, and for shares held in street name you will need the virtual control number assigned in the registration confirmation email.

In our desire to ensure that the virtual meeting approximates an in-person experience, our stockholders will be able to ask questions at the time of registration, and in accordance with the rules of conduct which will be posted on our Investor Relations page at www.strategiceducation.com.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting live audio webcast. Please be sure to check in by 7:30 a.m. (ET) on April 28, 2020, the day of the Annual Meeting, so we may address any technical difficulties before the Annual Meeting live audio webcast begins. If you encounter any difficulties accessing the Annual Meeting live audio webcast during the check-in or meeting time, please email Virtualmeeting@viewproxy.com or call 866-612-8937.

By Order of the Board of Directors
Lizette B. Herraiz Secretary